                               AMENDMENT NO. 2 TO
                           LOAN AND SECURITY AGREEMENT

                             SABEL INDUSTRIES, INC.
                             749 North Court Street
                            Montgomery, Alabama 36102

                                                              July __, 1996

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Gentlemen:

         Congress Financial Corporation ("Lender") and Magnesium Corporation of America ("Borrower") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated as of August 4, 1993, between Lender and Borrower, as previously amended pursuant to Amendment No. 1 to Loan and Security Agreement, dated January 31, 1996 (the "Amendment No. 1"), between Lender and Borrower (as amended hereby and as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, collectively, the "Financing Agreements"). All capitalized terms used herein shall have the meaning assigned thereto in the other Financing Agreements, unless otherwise defined herein.

         Renco Metals, Inc., owner of all of the issued and outstanding shares of common stock of Borrower ("Renco Metals"), is purchasing up to all of the Existing Senior Notes (as defined below) pursuant to the Tender Offer (as defined below) as described in the Tender Offer Agreements (as defined below);

         Renco Metals is also issuing $150,000,000 of the New RMI Notes (as defined below), which will be guaranteed by Borrower and Magnesium Corporation of America, a wholly owned subsidiary of Renco Metals ("Magcorp"), and some of the proceeds of such notes are to be used by Renco Metals to repurchase up to all of the Existing Senior Notes pursuant to the Tender Offer;

         Borrower has requested that Lender, among other things, (a) consent to the purchase by Renco Metals of the Existing Senior Notes tendered for such purchase pursuant to the Tender Offer, (b) permit Borrower to execute and deliver the unsecured guarantee by Borrower of the indebtedness of Renco Metals evidenced by the New RMI Notes, (c) agree to amend certain provisions of the Loan Agreement to permit the foregoing transactions and (d) agree to extend the term of the Financing Agreements and further amend the Loan Agreement, and Lender is willing to consent to such purchase of the Existing Senior Notes, permit such unsecured guarantee, and agree to such an extension to the Financing Agreements and to such amendments to the Loan Agreement, subject to the terms and conditions contained herein. By this Amendment, Lender and Borrower desire and intend to evidence such amendments.

         In consideration of the foregoing, and other good and valuable consideration, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

         1.       Definitions.

                  (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

                           (i) "New RMI Indenture" shall mean the Indenture,
dated as of July __, 1996, by and among Renco Metals, as obligor Borrower and Magcorp, as guarantors, and Fleet National Bank, as Indenture Trustee with respect to the New RMI Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                           (ii) "New RMI Notes" shall mean the _____% Senior
Notes due 2003, issued by Renco Metals dated as of July __, 1996, pursuant to the New RMI Indenture in the aggregate principal amount of $150,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                           (iii) "Tender Offer" shall mean the offer by Renco
Metals to purchase for cash up to all of the Existing Senior Notes at a price of ___% of the aggregate principal amount outstanding under the Existing Senior Notes, plus accrued and unpaid interest, pursuant to the Tender Offer Agreements.

                           (iv) "Tender Offer Agreements" shall mean,
individually and collectively, the Offer to Purchase and Consent Solicitation Statement, dated May 24, 1996, as amended on June __, 1996, with respect to the repurchase by Renco Metals of the Existing Senior Notes, and all other agreements, documents and instruments related thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                           (v) "Existing Senior Notes" shall mean the 12% Senior
Notes due 2000, issued by Renco Metals, dated as of August 4, 1993, pursuant to the Existing Indenture payable to the order of the holders thereof in the original principal amount of $75,000,000, on the terms and conditions set forth in Exhibit A to the Loan Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                           (vi) "Existing Indenture" shall mean the Indenture,
dated as of August 1, 1993, by and among Renco Metals, as obligor, Borrower and Magnesium Corporation of America, as guarantors, and Shawmut Bank Connecticut National Association, as indenture trustee with respect to the Existing Senior Notes, and the Supplemental Indenture, dated July __, 1996 (the "Supplemental Indenture"), as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (b)      Amendments to Definitions.

                           (i) All references to the term "Senior Notes" in the
Loan Agreement and in any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean in the "Existing Senior Notes" as such term is defined herein.

                           (ii) All references to the term "Indenture" in the
Loan Agreement and in any of the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the "Existing Indenture" as such term is defined herein.

                           (iii) Sections 1.22 and 1.43 of the Loan Agreement,
are hereby deleted in their entirety and the following substituted therefor:
"[Intentionally omitted]".

                  (c) Interpretation. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement.

         2. Consents. Subject to the terms and conditions contained herein, Lender hereby consents to: (a) the purchase by Renco Metals of up to all of the Existing Senior Notes pursuant to the Tender Offer and (b) the amendment to the Existing Indenture as set forth in the Supplemental Indenture.

         3. Interest Rate. All references in Section 1.23 of the Loan Agreement to "one and three-quarter percent (1 3/4%) per annum" and "three and three-quarter (3-3/4%) percent per annum" are each hereby deleted and the following substituted therefor: "one (1%) percent per annum" and "three (3%) percent per annum", respectively.

         4. Maximum Credit. Section 1.32 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "1.32 "Maximum Credit" shall mean $7,000,000."

         5. Inventory Advance Rate. Section 2.1(a)(ii) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "(ii) fifty (50%) percent of the Value of Eligible Inventory (or such greater or lesser percentage thereof as Lender may determine from time to time).

         6. Inventory Sublimit. Section 2.1(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "(b) Notwithstanding anything to the contrary contained herein or in any of the other Financing Agreements, except in Lender's discretion, the aggregate unpaid principal amount of the Loans outstanding at any time based on Eligible Inventory, regardless of the amounts of such Eligible Inventory, shall not exceed $3,500,000."

         7.       Letter of Credit Accommodations.

                  (a) Section 2.2(b)(i) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "(i) additional Loans pursuant to the Lending Formulas, lending sublimits set forth in Sections 2.1(b) and 2.1(f) and the Maximum Credit, shall be available to Borrower on the date of, and after giving effect to, the proposed issuance of the Letter of Credit Accommodation as follows: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, then in an amount equal to (1) fifty (50%) percent multiplied by the Value of such Eligible Inventory, plus (2) the freight, duty and other amounts which Lender estimates, in its discretion, must be paid for or in connection with such Inventory upon arrival or for delivery to Borrower and (B) if the proposed Letter of Credit Accommodation is for any other purpose, then one hundred (100%) percent of the amount thereof;"

                  (b) Section 2.2(d) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "(d) Except in Lender's discretion, the aggregate maximum amount of Loans which might otherwise be made available to Borrower by Lender pursuant to the Lending Formulas, the lending sublimits set forth in Sections 2.1(b) and 2.1(f) and the Maximum Credit, shall be reduced from time to time as follows: (i) as to Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory, by an amount equal to: (A) fifth (50%) percent multiplied by the Value of Eligible Inventory to be purchased with such Letter of Credit Accommodation, plus (B) the freight, duty and other amounts which Lender estimates, in its discretion, must be paid for or in connection with such Inventory upon arrival or for delivery to Borrower and (ii) as to Letter of Credit Accommodations for any other purpose, one hundred (100%) percent of the then outstanding aggregate amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto."

                  (c) The reference in Section 2.2(e) of the Loan Agreement to "three (3%) percent per annum" is hereby deleted and the following substituted therefor: "one and one-half (1 1/2%) percent per annum".

         8. Unused Line Fee. The reference in Section 2.5(a) of the Loan Agreement to the "Maximum Credit" is hereby deleted and the following substituted therefor: "$5,000,000".

         9. Section 6.3(f) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "(f) Indebtedness of Borrower in respect of Capitalized Lease Obligations incurred in the ordinary course of business;"

         10.      Guarantees.

                  (a) Section 6.5(c) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefore:

                  "(c) the unsecured guarantee by Borrower of the Indebtedness of Renco Metals evidenced by the Existing Senior Notes (as in effect on the date hereof) in an aggregate principal amount equal to the sum of $75,000,000 minus the aggregate principal amount of Existing Senior Notes purchased by Renco Metals in the Tender Offer pursuant to the terms of the Tender Offer Agreements; provided, that: (i) Borrower shall not, directly or indirectly, (a) amend, modify, alter or change the terms of such guarantee or consent to any of the same as to the Existing Senior Notes or any agreements, documents or instruments executed and/or delivered in connection therewith, including, but not limited to, the Existing Indenture, or (b) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices, demands or other material either received from any of the holders of the Existing Senior Notes or any representative of the holders (including, but not limited to, the trustee), promptly after receipt thereof, or sent by Borrower, or on its behalf, to any of the holders or the Existing Senior Notes, or any representative of the holders (including, but not limited to, the trustee) concurrently with the sending thereof, as the case may be;"

                  (b) Section 6.5 of the Loan Agreement is hereby amended by adding the following new Section (h) immediately after Section 6.5(g) thereof:

                  "(h) the unsecured guarantee by Borrower of the Indebtedness of Renco Metals evidenced by the New RMI Notes (as in effect on the date hereof); provided, that: (i) Borrower shall not, directly or indirectly, (a) amend, modify, alter or change the terms of such guarantee or consent to any of the same as to the New RMI Notes or any agreements, documents or instruments executed and/or delivered in connection therewith, including, but not limited to, the New RMI Indenture, or (b) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Lender all notices, demands or other material either received from any of the holders of the New RMI Notes or any representative of such holders, including, but not limited to, the trustee), promptly after receipt thereof, or sent by Borrower, or on its behalf, to any of the holders of the New RMI Notes, or any representative of such holders

                  (including, but not limited to, the trustee) concurrently with the sending thereof, as the case may be;"

         11.      Transactions with Affiliates.

                  (a) Section 6.6(f) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "(f) Borrower may make payments to or on behalf of Renco Metals, on or about January 15 and July 15 of each year; provided, that, (i) all proceeds of each such payment by Borrower to or on behalf of Renco Metals shall be used to pay the regularly scheduled interest due and payable on or about the date of such payment under the terms of the Existing Senior Notes (as in effect on the date hereof), (ii) the amount of each such payment by Borrower to or on behalf of Renco Metals shall not exceed an amount equal to: (A) the amount of the regularly scheduled payments of interest under the Existing Senior Notes (as in effect on the date hereof) due and payable on or about the date of such payment by Borrower to or on behalf of Renco Metals minus (B) any amounts paid by Magcorp to or on behalf of Renco Metals in respect of such interest then due, and (iii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing at the time of or after giving effect to the payment of any such amounts".

                  (b) Section 6.6 of the Loan Agreement is hereby amended by adding the following new Sections (g) and (h) immediately after Section 6.6(f) thereof:

                  "(g) Borrower may make payments to or on behalf of Renco Metals, on or about ___________ and __________ of each year; provided, that, (i) all proceeds of each such payment by Borrower to or on behalf of Renco Metals shall be used to pay the regularly scheduled interest due and payable on or about the date of such payment under the terms of the New RMI Notes (as in effect on the date hereof), (ii) the amount of each such payment by Borrower to or on behalf of Renco Metals shall not exceed an amount equal to: (A) the amount of the regularly scheduled payments of interest under the New RMI Notes (as in effect on the date hereof) due and payable on or about the date of such payment by Borrower to or on behalf of Renco Metals minus (B) any amounts paid by Magcorp to or on behalf of Renco Metals in respect of such interest then due, and
                  (iii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing at the time of or after giving effect to the payment of any such amounts; and

                  "(h) Borrower may make certain payments to or on behalf of Renco Metals; provided, that, (I) all proceeds of each such payment by Borrower to or on behalf of Renco Metals shall be used to pay any mandatory redemptions of the

                  New RMI Notes (as in effect on the date hereof) required by the New RMI Indenture (as in effect on the date hereof) in the event of (A) certain Asset Sales (as defined in the New RMI Indenture as in effect on the date hereof) of Borrower other than the Collateral, and (B) a Change of Control (ad defined in the New RMI Indenture as in effect on the date hereof),
                  (ii) the amount of each such payment by Borrower to or on behalf of Renco Metals shall not exceed an amount equal to:
                  (A) the amount of such payment by Borrower to or on behalf of Renco Metals minus (B) any amounts paid by Magcorp to or on behalf of Renco Metals in respect of such payments, and (iii) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing at the time of or after giving effect to the payment of any such amounts".

                  (c) Notwithstanding anything to the contrary contained in Sections 6.6 or 6.7 of the Loan Agreement, but subject to the terms and conditions contained herein, Borrower may declare and pay, out of legally available funds therefor, a one (1) time dividend as of the date hereof to Renco Metals or to Renco Group on behalf of Renco Metals in an amount not to exceed an amount equal to: (A) $__________ minus (B) any amounts paid by Magcorp to Renco Metals or to Renco Group on behalf of Renco Metals in respect of such a dividend payment as of the date hereof.

         12. Renewal Date. The reference in Section 9.1(a) of the Loan Agreement (as previously amended) to "five (5) years from the date hereof" shall be deleted in its entirety and the following substituted therefor: "six (6) years from the date hereof".

         13. Early Termination Fee. Notwithstanding anything to the contrary contained in Section 9.1(e) of the Loan Agreement or any of the other Financing Agreements (including Amendment No. 1), if Lender terminates the Loan Agreement or the other Financing Agreements upon the occurrence of any Event of Default or at the request or Borrower prior to the Renewal Date (as amended herein), Borrower hereby agrees to pay to Lender for the account of Lender, upon the effective date of such termination, an early termination fee in an amount equal to:

                  (i) $140,000, if such termination is effective prior to the fourth anniversary of the Loan Agreement; or

                  (ii) $70,000, if such termination is effective after the fourth anniversary of the Loan Agreement but prior to the Renewal Date or the anniversary of the Renewal Date in any subsequent year thereafter.

         14. Notice. Notwithstanding anything to the contrary contained in
Section 9.5 of the Loan Agreement, copies of all notices, requests and demands to or upon Borrower are to be given to the following address:

                           The Renco Group, Inc.
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Attention: Mr. Ira Leon Rennert

         15. Facility Increase Fee. Borrower hereby agrees to pay Lender a Facility Increase Fee in the amount of $20,000, simultaneously with the execution of this Amendment, which fee is fully earned as of the date hereof. Such fee may, at Congress' option, be charged directly to any account of Borrower maintained by Lender.

         16. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

                  (a) Tender Offer and Cancellation of Existing Senior Notes.

                           (i) The Tender Offer Agreements and the transactions
contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to Agent and consented to in writing by Agent) of all conditions precedent set forth therein and giving effect to the terms of the Tender Offer Agreements, the portion of all of the Existing Senior Notes tendered by the holders of Existing Senior Notes and accepted by Renco Metals have been purchased by Borrower and obligations, liabilities and indebtedness of Borrower evidenced by or arising under such tendered Existing Senior Notes have been satisfied.

                           (ii) All actions and proceedings required by the
Tender Offer Agreements, applicable law and regulation have been taken and the transactions required thereunder had been duly and validly taken and consummated.

                           (iii) No court of competent jurisdiction has issued
any injunction, restraining order or other order which prohibits consummation of the transactions described in the Tender Offer Agreements and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Tender Offer Agreements.

                           (iv) Borrower has delivered, or caused to be
delivered, to Lender, true, correct and complete copies of the Tender Offer Agreements.

                  (b)      New RMI Notes.

                           (i) The New RMI Notes have been duly authorized,
issued and delivered by Renco Metals and all agreements, documents and instruments related thereto, including, but not limited to, the New RMI Indenture, have been duly authorized, executed and delivered and the transactions contemplated thereunder performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver) of all conditions precedent set forth herein. All actions and proceedings required by the New RMI Notes and the agreements, documents and instruments related thereto, applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated. Neither the execution and deliver of New RMI Notes or any of the instruments and documents to be delivered pursuant thereto, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, has violated or will violate any law or regulation or any order or decree of any court or governmental instrumentality in any respect or does or will conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, agreement or instrument to which either Borrower or Renco Metals is or was a party or may be bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of Borrower or Renco Metals or violate any provision of the Certificate of Incorporation or By-Laws of Borrower or Renco Metals.

                           (ii) No court of competent jurisdiction has issued
any injunction, restraining order or other order which prohibits consummation of the issuance of the New RMI Notes and the transactions described therein and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the issuance of the New RMI Notes.

                           (iii) Borrower has delivered, or caused to be
delivered, to Lender, a true, correct and complete specimen of the New RMI Notes and copies of all other agreements, documents and instruments existing as of the date relating thereto.

                  (c) No Default. No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement made by this Amendment).

                  (d) Corporate Power and Authority. This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

         17. Conditions Precedent. The effectiveness of the consents and other terms and conditions contained herein shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:

                  (a) evidence that: (I) the New RMI Notes and all agreements, documents and instruments relating thereto have been duly authorized, executed and delivered by the parties thereto in accordance with their terms and (ii) Renco Metals has received from or on behalf of the initial holder of the New RMI Notes cash or other immediately available funds in the aggregate amount of $150,000,000 minus any underwriting discount with respect thereto, constituting the net proceeds from the issuance of the New RMI Notes;

                  (b) evidence that the proceeds received by Renco Metals from or on behalf of the holders of the New RMI Notes have been applied as set forth in the Form S-1 Registration Statement filed by Renco Metals with the Securities and Exchange Commission on May 24, 1996, as amended, including that some of the proceeds have been applied to repurchase all of the Existing Senior Notes tendered by such holders pursuant to the Tender Offer; and

                  (c) an original of this Amendment, duly authorized, executed and delivered by Borrower.

         18. Additional Evens of Default. The parties hereto acknowledge, confirm and agree that the failure of Borrower to comply with the covenants, conditions and agreements contained herein or in the New RMI Indenture shall constitute an Event of Default under the Financing Agreements (subject to the applicable cure period, if any, with respect thereto provided for in the Loan Agreement as in effect on the date hereof).

         19. Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications in the Loan Agreement or the other Financing Agreements are intended or implied and the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the affective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

         20. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

         21. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         22. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

         23. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

         Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, as so accepted by Lender, shall become a binding agreement between Borrower and Lender.

                                         Very truly yours,

                                         SABEL INDUSTRIES, INC.

                                         By:____________________________________

                                         Title:_________________________________

AGREED:

CONGRESS FINANCIAL CORPORATION

By:____________________________

Title:_________________________

                        MAGNESIUM CORPORATION OF AMERICA
                               238 NORTH 2200 WEST
                           SALT LAKE CITY, UTAH 84116


                                  June 11, 1996

Dr. Howard I. Kaplan
c/o Magnesium Corporation of America
238 North 2200 West
Salt Lake City, Utah  84116

Dear Sir:

                  Reference is made to your net worth appreciation participation agreement with this Corporation (the "Agreement").

                  This will confirm our agreement with you as follows:

                  1. As you know, our parent company, Renco Metals, Inc. ("Renco Metals") is contemplating a refinancing under which it will issue $150,000,000 of Senior Notes due 2003 ("New Notes") and retire its presently outstanding $75,000,000 of Senior Notes due 2000 (the "Existing Notes"). On the issuance of the New Notes this company will pay a dividend to Renco Metals. Concurrently with the payment of such dividend this company will make a payment to you on account of the dividend and the Agreement and you will accept same in full settlement of all of your rights arising from the payment of the dividend. In consideration of such payment and your agreement to the amendments to the Agreement as outlined in paragraph 2 below, the Company agrees that although after paying the above mentioned payment "Cumulative Net Income" under the Agreement would be approximately negative $50,000,000, nevertheless, your Cumulative Net Income will be deemed to be zero as of July 31, 1996. Your Cumulative Net Income participation shall be calculated on the company's Cumulative Net Income accruing after that date.

                  2. Notwithstanding anything in the Agreement in the contrary, you agree, effective upon your receipt of the payment referred to in paragraph 1 of this letter, as follows:

                           (a) Should you voluntarily leave the employ of this
                  company before the earlier of the 15th anniversary of this agreement or your attainment of age 62, then the payment of the Payment (as defined in the "Agreement") to you shall not commence until such anniversary or your attaining age 62.


- -1-

                                    Notwithstanding the foregoing, payments
                  shall commence immediately upon your death or upon your continuing disability making it impossible for you to continue to perform your normal business duties.

                           (b) You agree that, so long as you are entitled to
                  any part of the Payment, you will not, directly or indirectly, whether as employee, consultant, proprietor, partner, stockholder or other capacity, engage in any aspect of the magnesium business (production, marketing, sales, use) in any part of the world. In this respect, you and we acknowledge that the primary magnesium industry is a worldwide industry, that the participants therein compete against each other in all parts of the world, and that therefore this restriction is reasonable.

                                    Should you engage in any activity proscribed
                  by the preceding paragraph then the company's obligation to you to make the Payment (or any unpaid part thereof) shall automatically and permanently cease, and you shall be deemed to have irrevocably released you right to same.

                           (c) Should you voluntarily leave the company, you
                  shall give 30 days advance written notice, and the amount of your Payment will be calculated as to the close of the fiscal quarter in which such 30 day notice period ends.

                  3. The parties hereby reaffirm the Agreement as amended hereby.

                  Please confirm your agreement to the foregoing by signing and returning the enclosed copy.

                                              Very truly yours,

                                              MAGNESIUM CORPORATION
                                                 OF AMERICA



                                              By

CONFIRMED AND AGREED TO:



      Howard I. Kaplan


2